   As filed with the Securities and Exchange Commission on February 27, 2001
                                                  Registration No. 333-52978
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          DORAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
                            ------------------------

COMMONWEALTH OF PUERTO RICO                                    66-0312162
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                       1159 FRANKLIN D. ROOSEVELT AVENUE
                          SAN JUAN, PUERTO RICO 00920
                                 (787) 749-7100
              (Address, including zip code, and telephone number,
     including area code, of registrant's principal and executive offices)
                            ------------------------
                     SALOMON LEVIS, CHIEF EXECUTIVE OFFICER
                          DORAL FINANCIAL CORPORATION
                       1159 FRANKLIN D. ROOSEVELT AVENUE
                          SAN JUAN, PUERTO RICO 00920
                                 (787) 749-7100
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                            ------------------------
                                   COPIES TO:

                                IGNACIO ALVAREZ
                                EDUARDO J. ARIAS
                        PIETRANTONI MENDEZ & ALVAREZ LLP
                        SUITE 1901, BANCO POPULAR CENTER
                            209 MUNOZ RIVERA AVENUE
                          SAN JUAN, PUERTO RICO 00918
                                 (787) 274-1212

        APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
From time to time to time after the effective date of this Registration
Statement.
        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________
        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________
        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [X]



        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION B(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION B(A) MAY DETERMINE.

PROSPECTUS

                          DORAL FINANCIAL CORPORATION

                             (DORAL FINANCIAL LOGO)

MAY OFFER
                                  $250,000,000

                                Debt Securities
                                Preferred Stock
                                  Common Stock

--------------------------------------------------------------------------------

     Doral Financial will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

   INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING
                         ON PAGE 6 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR COMMONWEALTH OF PUERTO RICO SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


                   This prospectus is dated February   , 2001

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
SUMMARY....................................    3
RISK FACTORS...............................    6
  Fluctuations in Interest Rates May Hurt
    Doral Financial's Business.............    6
  Doral Financial May Suffer Losses From
    Mortgage Loans It Sells But Retains the
    Credit Risk............................    7
  Increases in Doral Financial's
    Originations of Commercial Loans Has
    Increased Its Credit Risks.............    7
  Doral Financial Is Exposed To Greater
    Risk Because Its Business Is
    Concentrated In Puerto Rico............    7
DORAL FINANCIAL............................    7
USE OF PROCEEDS............................    8
DESCRIPTION OF DEBT SECURITIES.............    8
  General..................................    9
  Denominations............................   10
  Subordination............................   10
  Limitations on Liens and Disposition of
    Stock of Principal Mortgage Banking
    Subsidiaries...........................   11
  Consolidation, Merger or Sale............   13
  Modification of Indentures...............   13
  Events of Default........................   13
  Covenants................................   15
  Payment and Transfer.....................   15


                                             PAGE
                                             ----
  Global Securities........................   15
  Defeasance...............................   15
  The Trustee..............................   16
DESCRIPTION OF PREFERRED STOCK.............   16
  General..................................   17
  Rank.....................................   17
  Dividends................................   17
  Conversion or Exchange...................   18
  Redemption...............................   19
  Liquidation Preference...................   19
  Voting rights............................   19
DESCRIPTION OF CAPITAL STOCK...............   20
  Authorized Capital.......................   20
  Common Stock.............................   20
  Preferred Stock..........................   21
PLAN OF DISTRIBUTION.......................   22
  By Agents................................   22
  By Underwriters..........................   23
  Direct Sales.............................   23
  Structured Financings....................   23
  Participation of Doral Securities........   23
  General Information......................   23
WHERE YOU CAN FIND MORE
INFORMATION................................   24
LEGAL OPINIONS.............................   25
EXPERTS....................................   25

                                    SUMMARY

     This summary provides a brief overview of the key aspects of Doral Financial and the most significant terms of the offered securities. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

    - this prospectus, which explains the general terms of the securities that Doral Financial may offer;

    - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

    - the documents referred to in "Where You Can Find More Information" on page 24 for information on Doral Financial, including its financial statements.

                                DORAL FINANCIAL

     Doral Financial is a bank holding company engaged in the mortgage banking, banking and securities businesses.

     Doral Financial's principal executive offices are located at 1159 Franklin
D. Roosevelt Avenue, San Juan, Puerto Rico, and its telephone number is (787) 749-7100.

                              THE SECURITIES DORAL
                              FINANCIAL MAY OFFER

     Doral Financial may use this prospectus to offer up to $250,000,000 of:

    - debt securities;

    - preferred stock; and

    - common stock

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.

                                DEBT SECURITIES
     The debt securities are unsecured general obligations of Doral Financial in the form of senior or subordinated debt. The senior debt will have the same rank as all of Doral Financial's other unsecured and unsubordinated debt. The subordinated debt will be subordinated to all Senior Indebtedness and Other Financial Obligations, as these terms are defined below under "Description of Debt Securities -- Subordination."

     The senior and subordinated debt will be issued under separate indentures between Doral Financial and Bankers Trust Company, as trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are filed as exhibits to the registration statement of which this prospectus is a part. You can receive copies of these documents by following the directions on page 24.

                          GENERAL INDENTURE PROVISIONS
                            THAT APPLY TO SENIOR AND
                          SUBORDINATED DEBT SECURITIES

     - The indentures do not limit the amount of debt that Doral Financial may issue or provide holders any protection should there be a highly leveraged transaction, recapitalization or restructuring involving Doral Financial. However, the senior debt indenture does limit Doral Financial's ability to sell, transfer or pledge the stock of any mortgage banking subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under "Description of Debt Securities."

     - Each indenture allows for different types of debt securities, including indexed securities, to be issued in series.

     - The indentures allow Doral Financial to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company would be required to assume Doral Financial's responsibilities for the debt securities. Unless the transaction results in an event of default, Doral Financial will be released from all liabilities and obligations under the debt securities when the successor company assumes Doral Financial's responsibilities.

    - The indentures provide that holders of a majority of the principal amount of the senior debt securities and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series may vote to change Doral Financial's obligations or your rights concerning those securities. However, some changes to the financial terms of a security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

    - Doral Financial may satisfy its obligations under the senior debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Doral Financial's obligations under the particular senior debt securities when due.

    - The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

                             EVENTS OF DEFAULT THAT
                              APPLY TO SENIOR DEBT

     The events of default specified in the senior debt indenture include:

    - failure to pay required interest for 30 days;

    - failure to pay principal when due;

    - failure to make a required sinking fund payment when due;

    - failure to perform other covenants for 90 days after notice;

    - acceleration of the senior debt securities of any other series or any indebtedness for borrowed money of Doral Financial and certain subsidiaries, in each case exceeding $5,000,000 in an aggregate principal amount; and

    - certain events of insolvency, bankruptcy or reorganization involving Doral Financial and certain subsidiaries, whether voluntary or not.

                             EVENTS OF DEFAULT THAT
                           APPLY TO SUBORDINATED DEBT

     The only events of default specified in the subordinated debt indenture are certain events of insolvency, bankruptcy or reorganization involving Doral Financial.

                                    REMEDIES

     If there were an event of default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

     The subordinated debt indenture does not provide for any right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest or in the performance of any covenant or agreement in the subordinated debt securities or in the subordinated debt indenture. However, in the event of a default in the payment of principal or interest, the holder of any debt security shall have the right to institute a suit for the collection of such overdue payment.

                                PREFERRED STOCK

     Doral Financial may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Doral Financial, voting rights and conversion rights.

     Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Doral Financial's common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

                                  COMMON STOCK

     Common stockholders are entitled to receive dividends declared by the Board of Directors subject to the rights of preferred stockholders. Each holder of Common Stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

     Doral Financial's common stock is currently traded on the Nasdaq National Market System under the symbol "Dorl".

                           RATIO OF EARNINGS TO FIXED
                         CHARGES AND RATIO OF EARNINGS
                         TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     The following table shows (1) the ratio of earnings to fixed charges and
(2) the ratio of earnings to combined fixed charges and preferred stock dividends of Doral Financial for each of the five most recent fiscal years and for the nine months ended September 30, 2000. The ratio of earnings to fixed charges is a measure of Doral Financial's ability to generate earnings to pay the fixed expenses of its debt. The ratio of earnings to combined fixed charges and preferred stock dividends is a measure of Doral Financial's ability to generate earnings to pay the fixed expenses of its debt and dividends on its preferred stock.

     These computations include Doral Financial and its subsidiaries. For purposes of computing these ratios, earnings consist of pre-tax income from continuing operations plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs, and Doral Financial's estimate of the interest component of rental expense. Ratios are presented both including and excluding interest on deposits. The term "preferred stock dividends" is the amount of pre-tax earnings that is required to pay dividends on Doral Financial's outstanding preferred stock.

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,         YEAR ENDED DEC. 31,
                                                              -------------   --------------------------------
                                                                  2000        1999   1998   1997   1996   1995
                                                              -------------   ----   ----   ----   ----   ----
Ratio of Earnings to Combined Fixed Charges
  Including Interest on Deposits............................     1.32x        1.46x  1.51x  1.61x  1.66x  1.50x
  Excluding Interest on Deposits............................     1.40x        1.59x  1.61x  1.72x  1.75x  1.54x
Ratio of Earnings to Combined Fixed Charges and Preferred
  Stock Dividends
  Including Interest on Deposits............................     1.29x        1.41x  1.50x  1.60x  1.66x  1.49x
  Excluding Interest on Deposits............................     1.36x        1.52x  1.59x  1.72x  1.75x  1.53x

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus, including the information incorporated by reference in this prospectus, before deciding to invest in any of the offered securities.

FLUCTUATIONS IN INTEREST RATES MAY HURT DORAL FINANCIAL'S BUSINESS

     Interest rate fluctuations is the primary market risk affecting Doral Financial. Changes in interest rates affect the following areas of its business:

        - the number of mortgage loans originated and purchased;

        - the interest income earned on loans and securities;

        - gain on sale of loans;

        - the value of securities holdings; and

        - the value of its servicing asset.

     Increases in Interest Rates Reduce Demand for Mortgage Loans. Higher interest rates increase the cost of mortgage loans to consumers and reduce demand for mortgage loans, which hurts Doral Financial's profits. Reduced demand for mortgage loans results in reduced loan originations by Doral Financial and lower mortgage origination income. Demand for refinance loans is particularly sensitive to increases in interest rates. Doral Financial has for many years relied on refinance loans for a large portion of its mortgage loan production.

     Increases in Interest Rates Reduce Net Interest Income. Increases in short-term interest rates reduce net interest income, which is an important part of Doral Financial's earnings. Net interest income is the difference between the interest received by Doral Financial on its assets and the interest paid on its borrowings. Most of Doral Financial's assets, like its mortgage loans and mortgage-backed securities are long-term assets with fixed interest rates. In contrast, most of Doral Financial's borrowings are short-term. When interest rates rise, Doral Financial must pay more in interest while interest earned on its assets does not rise as quickly. This causes profits to decrease.

     Increases in Interest Rates May Reduce or Eliminate Gain on Sale of Mortgage Loans. If long-term interest rates increase between the time Doral Financial commits to or establishes an interest rate on a mortgage loan and the time it sells the loan, Doral Financial may realize a reduced gain or a loss on such sale.

     Increases in Interest Rates May Reduce the Value of Mortgage Loans and Securities' Holdings. Increases in interest rates may reduce the value of Doral Financial's financial assets and have an adverse impact on its earnings and financial condition. Doral Financial owns a substantial portfolio of mortgage loans, mortgage-backed securities and other debt securities with fixed interest rates. The market value of an obligation with a fixed interest rate generally decreases when prevailing interest rates rise.

     Decreases in Interest Rates May Adversely Affect Value of Servicing
Asset. Decreases in interest rates lead to increases in the prepayment of mortgages by borrowers, which may reduce the value of Doral Financial's servicing asset. The servicing asset is the estimated present value of the fees Doral Financial expects to receive on the mortgages it services over their expected term. Doral Financial assigns this value based on what other persons have paid for similar servicing rights in recent transactions. If prepayments increase above expected levels, the value of the servicing asset decreases

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

because the amount of future fees expected to be received by Doral Financial decreases. Doral Financial may be required to recognize this decrease in value by taking a charge against its earnings, which causes its profits to decrease.

DORAL FINANCIAL MAY SUFFER LOSSES FROM MORTGAGE LOANS IT SELLS BUT RETAINS THE CREDIT RISK

     Doral Financial often retains all or part of the credit risk on sales of mortgage loans that do not qualify for the sale or exchange programs of GNMA, FNMA or FHLMC and may suffer losses on these loans. Doral Financial suffers losses on these arrangements when foreclosure sale proceeds of the property underlying a defaulted mortgage loan are less than the outstanding principal balance of these loans and the costs of holding and disposing of the related property.

INCREASES IN DORAL FINANCIAL'S ORIGINATIONS OF COMMERCIAL LOANS HAS INCREASED ITS CREDIT RISKS

     Doral Financial's recent increase in originations of mortgage loans secured by income producing residential buildings and commercial properties has increased its credit risks. These loans involve greater credit risks than residential mortgage loans because they are larger in size and more risk is concentrated in a single borrower. The properties securing these loans are also harder to dispose of in foreclosure.

DORAL FINANCIAL IS EXPOSED TO GREATER RISK BECAUSE ITS BUSINESS IS CONCENTRATED IN PUERTO RICO

     Because most of Doral Financial's mortgage loans are secured by properties located in Puerto Rico, Doral Financial is exposed to a greater risk of delinquency or default on these mortgage loans resulting from adverse economic, political or business developments and natural hazard risks, such as hurricanes, that affect Puerto Rico. If Puerto Rico's real estate market experiences an overall decline in property values, the rates of foreclosure loss on the mortgage loans would probably increase substantially. This would cause Doral Financial's profitability to decrease.

                                DORAL FINANCIAL

     Doral Financial Corporation is a bank holding company organized under the laws of the Commonwealth of Puerto Rico. Its main lines of business are described below.

        - Mortgage banking -- Doral Financial is the leading mortgage banking institution in Puerto Rico based on the volume of origination of first mortgage loans secured by single family residences and the size of its mortgage servicing portfolio. Doral Financial conducts this business in Puerto Rico primarily through a division of Doral Financial, HF Mortgage Bankers, and its subsidiaries, Doral Mortgage Corporation, Centro Hipotecario, Inc., and Sana Investment Mortgage Bankers, Inc. Doral Financial also conducts mortgage banking activities in the mainland United States through Doral Mortgage and its indirect subsidiary, Doral Money, Inc.

        - Banking services -- Doral Financial conducts this business in Puerto Rico through its commercial banking subsidiary, Doral Bank, and in the New York City metropolitan area through its federal savings bank subsidiary, Doral Bank, F.S.B.

        - Securities services -- Doral Financial conducts this business in Puerto Rico through its broker-dealer subsidiary, Doral Securities, Inc.

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

     Because Doral Financial is a holding company, the claims of creditors and any preferred stockholders of Doral Financial's subsidiaries will have a priority over Doral Financial's equity rights and the rights of Doral Financial's creditors, including the holders of debt securities, and preferred stockholders to participate in the assets of the subsidiary upon the subsidiary's liquidation.

     Doral Financial's subsidiaries that operate in the banking and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements of federal and state bank regulatory authorities and securities regulators. Doral Financial must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

     There are various statutory and regulatory limitations on the extent to which Doral Bank, Doral Bank, FSB or any other banking subsidiary (including a federal savings association) can finance or otherwise transfer funds to Doral Financial or its nonbanking subsidiaries, either in the form of loans, extensions of credit, investments or asset purchases.

        - Such transfers by any banking subsidiary to Doral Financial or any nonbanking subsidiary are limited to 10% of the banking subsidiary's capital and surplus, and with respect to Doral Financial and all such nonbanking subsidiaries, to an aggregate of 20% of the banking subsidiary's capital and surplus.

        - Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

     In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Doral Financial. Federal and Puerto Rico authorities also have the right to further limit the payment of dividends by banking subsidiaries.

     Under the policy of the Board of Governors of the Federal Reserve System, a bank holding company is required to act as a source of strength to its subsidiary banks and to commit resources to support such banks. As a result of that policy, Doral Financial may be required to commit resources to Doral Bank, Doral Bank, FSB or any other banking subsidiary created in the future in circumstances in which it might not do so absent such policy. Further, federal bankruptcy law provides that in the event of the bankruptcy of Doral Financial, any commitment by Doral Financial to regulators to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to priority of payment.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, Doral Financial will use the net proceeds from the sale of the offered securities for general corporate purposes, including (1) funding its mortgage banking activities, (2) making capital contributions or extensions of credit to its existing and future banking and non-banking subsidiaries, (3) funding possible acquisitions of mortgage banking and other financial institutions, including those engaged in the insurance business and (4) repayment of outstanding borrowings. Doral Financial does not at present have any plans to use the proceeds from any offering for an acquisition.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will be direct unsecured general obligations of Doral Financial and will be either senior or subordinated debt. The debt securities will be issued under separate indentures between Doral Financial and Bankers Trust Company. Senior debt securities will be issued under a senior debt indenture and subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." The forms of the indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

     The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. The summary is not complete. You should read the more detailed provisions of the applicable indenture for provisions that may be important to you. So that you can easily locate these provisions, the numbers in parenthesis below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Whenever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

GENERAL

     The senior debt securities will be unsecured and rank equally with all of Doral Financial's other senior and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all of Doral Financial's Senior Indebtedness (as defined below under "-- Subordination"). In certain events of insolvency, the subordinated debt securities will also be subordinated to all of Doral Financial's Other Financial Obligations (as defined below under "-- Subordination"). As of September 30, 2000, Doral Financial had approximately $2.1 billion of Senior Indebtedness and Other Obligations outstanding.

     A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - The title of the debt securities and whether the debt securities will be senior or subordinated debt;

     - The total principal amount of the debt securities;

     - The percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

     - The dates on which the principal of the debt securities will be payable;

     - The interest rate which the debt securities will bear, or the method for determining the rate, and the interest payment dates for the debt securities;

     - Any mandatory or optional redemption provisions;

     - Any sinking fund or other provisions that would obligate Doral Financial to repurchase or otherwise redeem the debt securities;

     - Any provisions granting special rights to holders when a specified event occurs;

     - Any changes to or additional events of defaults or covenants;

     - Any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

     - Any other terms of the debt securities.

     The indentures do not limit the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by Doral Financial and may be in any currency or currency unit designated by Doral Financial. (Sections 3.01 and 3.03.)

     The terms on which a series of debt securities may be converted into or exchanged for common stock or other securities of Doral Financial will be set forth in the prospectus supplement relating to each series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Doral Financial. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Doral Financial to be received by the holders of such series of debt securities may be adjusted.

DENOMINATIONS

     Unless otherwise provided in the accompanying prospectus supplement, debt securities will be issued in registered form in denominations of $1,000 each and any multiples thereof. (Section 3.02.)

SUBORDINATION

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The subordinated indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless Doral Financial pays in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Doral Financial, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the holders of Senior Indebtedness and Other Financial Obligations until all Senior Indebtedness and Other Financial Obligations are paid in full. (Subordinated debt indenture, Section 16.02.)

     The Subordinated Indenture will not limit the amount of Senior Indebtedness and Other Financial Obligations that Doral Financial may incur.

     "Senior Indebtedness" means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

     (1) all obligations of Doral Financial for the repayment of borrowed money,

     (2) all obligations of Doral Financial for the deferred purchase price of property, but excluding trade accounts payable in the ordinary course of business,

     (3) all capital lease obligations of Doral Financial, and

     (4) all obligations of the type referred to in clauses (1) through (3) of other persons that Doral Financial has guaranteed or that is otherwise its legal liability;

     but Senior Indebtedness does not include:

        (a) the subordinated debt securities; and

        (b) indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

     "Other Financial Obligations" means all obligations of Doral Financial to make payment pursuant to the terms of financial instruments, such as:

     (1) securities contracts and foreign currency exchange contracts,

     (2) derivative instruments, like swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts, and commodity option contracts, and

     (3) similar financial instruments;

     but Other Financial Obligations does not include:

        (a) Senior Indebtedness, and

        (b) indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

LIMITATIONS ON LIENS AND DISPOSITION OF STOCK OF PRINCIPAL MORTGAGE BANKING SUBSIDIARIES

     The senior debt indenture provides that Doral Financial will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Principal Mortgage Banking Subsidiary, without providing that each series of senior debt securities and, at Doral Financial's option, any other senior indebtedness ranking equally with the senior debt securities, shall be secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Principal Mortgage Banking Subsidiary. (Senior debt indenture, Section 12.06.)

     The senior debt indenture also provides that Doral Financial will not sell, assign, transfer or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock (other than directors' qualifying shares) of any Principal Mortgage Banking Subsidiary and will not permit any Principal Mortgage Banking Subsidiary to issue (except to Doral Financial) any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of any Principal Mortgage Banking Subsidiary, except for sales, assignments, transfers or other dispositions that:

        are for fair market value on the date thereof, as determined by the Board of Directors of Doral Financial (which determination shall be conclusive) and, after giving effect to such disposition and to any possible dilution, Doral Financial will own not less than 80% of the shares of Voting Stock of such Principal Mortgage Banking Subsidiary then issued and outstanding free and clear of any security interest;

        are made in compliance with an order of a court or regulatory authority of competent jurisdiction, as a condition imposed by any such court or authority permitting the acquisition by Doral Financial, directly or indirectly, of any other mortgage banking institution or entity the activities of which are legally permissible for a bank holding company or a subsidiary thereof to engage in, or as an undertaking made to such authority in connection with such an acquisition;

        are made where such Principal Mortgage Banking Subsidiary, having obtained any necessary regulatory approvals, unconditionally guarantees payment when due of the principal of and premium, if any, and interest on the debt securities; or

        are made to Doral Financial or any wholly-owned subsidiary if such wholly-owned subsidiary agrees to be bound by this covenant and Doral Financial agrees to maintain such wholly-owned subsidiary as a wholly-owned subsidiary.

     Notwithstanding the foregoing, any Principal Mortgage Banking Subsidiary may be merged into or consolidated with another mortgage banking institution organized if, after giving effect to such merger or consolidation, Doral Financial or any wholly-owned subsidiary owns at least 80% of the Voting Stock of such other mortgage banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto and treating any such resulting institution thereafter as a Principal Mortgage Banking Subsidiary and as a Subsidiary for purposes of the senior debt indenture, no event of default, and no event that, after the giving of notice or lapse of time or both, would become an event of default under the senior debt indenture, has occurred and is continuing.

     The subordinated debt indenture does not contain any of the foregoing limitations on the creation of liens or disposition of Principal Mortgage Banking Subsidiaries and these limitations are not for the benefit of any series of subordinated debt securities.

     "Principal Mortgage Banking Subsidiary" means a Subsidiary, including its Subsidiaries, that is principally engaged in the mortgage banking business and meets any of the following conditions:

     - Doral Financial's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 30 percent of the total assets of Doral Financial and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

     - Doral Financial's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 30 percent of the total assets of Doral Financial and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

     - Doral Financial's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 30 percent of such income of Doral Financial and its Subsidiaries consolidated for the most recently completed fiscal year.

     "Principal Mortgage Banking Subsidiary" does not include, however, any Subsidiary that is a bank or savings association unless Doral Financial transfers to such bank or savings association the mortgage banking business conducted by Doral Mortgage Corporation or Doral Financial's HF Mortgage Bankers Division as of the date of this prospectus.

     "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by Doral Financial, and/or one or more Subsidiaries.

     "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened. (Senior debt indenture, Sections 1.01, 12.06 and 12.07.)

CONSOLIDATION, MERGER OR SALE

     Each indenture generally permits a consolidation or merger between Doral Financial and another corporation. They also permit Doral Financial to sell all or substantially all of its property and assets. If this happens, the remaining or acquiring corporation shall assume all of Doral Financial's responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

     However, Doral Financial will only consolidate or merge with or into any other corporation or sell all or substantially all of its assets according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for Doral Financial in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise Doral Financial's rights and powers under any indenture, in Doral Financial's name or in its own name. Any act or proceeding required or permitted to be done by Doral Financial's board of directors or any of its officers may be done by the board or officers of the successor corporation. If Doral Financial merges with or into any other corporation or sells all or substantially all of its assets, it shall be released from all liabilities and obligations under the indentures and under the debt securities. (Sections 10.01 and 10.02.)

MODIFICATION OF INDENTURES

     Under each indenture, Doral Financial's rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Sections
11.01 and 11.02.)

EVENTS OF DEFAULT

     The senior debt indenture provides that an "event of default" regarding any series of senior debt securities will be any of the following:

     - failure to pay interest on any debt security of such series for 30 days;

     - failure to pay the principal or any premium on any debt security of such series when due;

     - failure to deposit any sinking fund payment when due by the terms of a debt security of such series;

     - failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;

     - acceleration of the senior debt securities of any other series or any other indebtedness for borrowed money of Doral Financial or any Significant Subsidiary (as defined below), in each case exceeding $5,000,000 in an aggregate principal amount;

     - certain events involving bankruptcy, insolvency or reorganization of Doral Financial or any Significant Subsidiary; or

     - any other event of default included in any indenture or supplemental indenture. (Section 5.01.)

     "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, that meets any of the following conditions:

     - Doral Financial's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of Doral Financial and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

     - Doral Financial's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Doral Financial and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

     - Doral Financial's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of Doral Financial and its Subsidiaries consolidated for the most recently completed fiscal year.

     The subordinated debt indenture provides that an "event of default" regarding any series of subordinated debt securities will occur only upon certain events involving bankruptcy, insolvency or reorganization of Doral Financial. A default in the payment of principal or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the subordinated indenture is not an event of default under the subordinated debt indenture and does not provide for any right of acceleration of the payment of principal of a series of subordinated debt securities. However, in the event of a default in the payment of principal or interest, the holder of any debt security shall have the right to institute a suit for the collection of such overdue payment.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. (Section 6.02.)

     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. (Section 5.02.)

     Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any Indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 6.01.) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 5.12.)

COVENANTS

     Under the indentures, Doral Financial will agree to:

        - pay the principal, interest and any premium on the debt securities when due;

        - maintain a place of payment;

        - deliver a report to the trustee at the end of each fiscal year certifying as to the absence of events of default and to Doral Financial's compliance with the terms of the indentures; and

        - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

PAYMENT AND TRANSFER

     Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by Doral Financial and specified in a prospectus supplement. (Section 3.07.)

     Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by Doral Financial for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 3.05.)

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 2.03.)

     Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

DEFEASANCE

     Doral Financial will be discharged from its obligations on the senior debt securities of any series at any time if it deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the senior debt securities of the series. Doral Financial must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of such deposit. If this happens, the holders of the senior debt securities of the series will not be entitled to the benefits of the senior debt indenture except for registration of transfer and exchange of senior debt securities and replacement of lost, stolen or mutilated senior debt securities. (Senior debt indenture, Section 15.02.)

     The subordinated debt indenture does not contain provisions for the defeasance and discharge of Doral Financial's obligations on the subordinated debt securities and the subordinated indenture.

THE TRUSTEE

     Bankers Trust Company will be the trustee under the indentures. It is also trustee under another indenture with Doral Financial pursuant to which Doral Financial's 7.84% Senior Notes due 2006 were issued. In addition, it is the administrative and syndicate agent and a lender under syndicated credit agreements which provide for credit facilities to Doral Financial. The trustee and its affiliates may have other relations with Doral Financial in the ordinary course of business.

     The occurrence of any default under either the senior debt indenture or the indenture relating to the 7.84% Senior Notes and the subordinated debt indenture could create a conflicting interest for the trustee under the Trust Indenture Act. If such default has not been cured or waived within 90 days after the trustee has or acquired a conflicting interest, the trustee would generally be required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to both the 7.84% Senior Notes and the debt securities issued under the senior indenture or with respect to the subordinated debt securities issued under the subordinated indenture. In the event of the trustee's resignation, Doral Financial shall promptly appoint a successor trustee with respect to the affected securities.

     The Trust Indenture Act also imposes certain limitations on the right of the trustee, as a creditor of Doral Financial, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any such claim or otherwise. The trustee will be permitted to engage in other transactions with Doral Financial, provided that if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate such conflict or resign.

                         DESCRIPTION OF PREFERRED STOCK

     The following briefly summarizes the material terms of Doral Financial's preferred stock, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock offered by Doral Financial which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Doral Financial's restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The restated certificate of incorporation is filed as an exhibit to the registration statement of which this prospectus forms a part. The certificate of designation with respect to any series of preferred stock will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Doral Financial's outstanding preferred stock, see "Description of Capital Stock."

GENERAL

     Under Doral Financial's restated certificate of incorporation, the board of directors of Doral Financial is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

        - the number of shares to be included in the series;

        - the designation, powers, preferences and rights of the shares of the series; and

        - the qualifications, limitations or restrictions of such series, except as otherwise stated in the restated certificate of incorporation.

     Prior to the issuance of any series of preferred stock, the board of directors of Doral Financial will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the restated certificate of incorporation. The term "board of directors of Doral Financial" includes any duly authorized committee.

     The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Doral Financial.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Doral Financial and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Doral Financial may have the effect of rendering more difficult or discouraging an acquisition of Doral Financial deemed undesirable by the board of directors of Doral Financial.

RANK

     Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

DIVIDENDS

     Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by the board of directors of Doral Financial out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Doral Financial on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

     Doral Financial is a party to contracts that prevent it from paying dividends if it does not comply with some terms of those contracts. The agreement pursuant to which Doral Financial issued its 7.84% Senior Notes due 2006, prohibits Doral Financial from paying dividends if the aggregate amount of dividends paid on its capital stock, including all series of preferred stock, would exceed the sum of the following:

        - 50% of consolidated net income earned since October 1, 1996, and prior to the end of the fiscal quarter ending not less than 45 days prior to the proposed dividend payment date;

        - $15 million; and

        - the net proceeds of any sale of capital stock after October 1, 1996.

     Doral Financial is a party to a warehousing loan agreement with Citibank, N.A. that limits the aggregate amount of cash dividends that Doral Financial may pay on its capital stock during a fiscal year to 50% of consolidated net income for the immediately preceding fiscal year. Doral Financial has also entered into a credit agreement with FirstBank Puerto Rico that restricts the amount of dividends that Doral Financial may pay in any year to an amount not to exceed Doral Financial's consolidated retained earnings as of the end of the immediately preceding fiscal year.

     Doral Financial may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

        - all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

        - the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

     Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata.

     Similarly, Doral Financial may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Doral Financial ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

        - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

        - the dividend period established in the certificate of designation for each series of preferred stock if the preferred stock pays dividends on a noncumulative basis.

CONVERSION OR EXCHANGE

     The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of another series of preferred stock or into shares of common stock of Doral Financial.

     If so determined by the board of directors of Doral Financial, the holders of shares of preferred stock of any series may be obligated at any time or at maturity to exchange such shares for common stock, preferred stock or debt securities of Doral Financial. The terms of any such exchange and any such preferred stock or debt securities will be described in the prospectus supplement relating to such series of preferred stock.

REDEMPTION

     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Doral Financial or the holder thereof and may be mandatorily redeemed.

     Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

     Unless Doral Financial defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of Doral Financial, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Doral Financial on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Doral Financial after they have received their full liquidation preference.

VOTING RIGHTS

     The holders of shares of preferred stock will have no voting rights, except:

        - as otherwise stated in the prospectus supplement;

        - as otherwise stated in the certificate of designation establishing such series; or

        - as required by applicable law.

     Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a "class of voting securities." In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. A holder of 5% or more of such series that otherwise exercises a "controlling influence" over Doral Financial could also be subject to regulation under the Bank Holding Company Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of such series.

     Section 12 of the Puerto Rico Banking Law requires that the Office of the Commissioner of Financial Institutions of Puerto Rico approve any change of control involving a bank organized under the Banking Law. The Banking Law requires that the Office of the Commissioner be informed not less than 60 days prior to any transfer of voting stock of a Puerto Rico bank that results in any person owning, directly or indirectly, more than 5% of the outstanding voting stock of the bank. For the purposes of Section 12 of the Banking Law, the term "control" means the power to, directly or indirectly, direct or influence decisively the administration or the norms of the bank. The Office of the Commissioner has made an administrative determination that these provisions of the Banking Law are applicable to a change in control of Doral Financial.

     Pursuant to the Banking Law, if the Office of the Commissioner receives notice of a proposed transaction that may result in a change of control of Doral Financial, the Office of the Commissioner is required to investigate and determine whether a change of control has occurred. The Office of the Commissioner will issue an authorization for the transfer of control of Doral Financial if the results of its investigations are in its judgment satisfactory. The decision of the Office of the Commissioner is final and unreviewable.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL

     As of the date of this prospectus, Doral Financial is authorized to issue 200,000,000 shares of common stock, $1.00 par value, and 10,000,000 shares of serial preferred stock, $1.00 par value. The following is a summary of certain rights and privileges of the common stock and outstanding serial preferred stock. You should read the more detailed provisions of Doral Financial's restated certificate of incorporation, as amended, and the certificate of designation relating to any series of preferred stock for provisions that may be important to you.

COMMON STOCK

     As of September 30, 2000, Doral Financial had outstanding 42,362,634 shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Doral Financial's stockholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

     Upon voluntary or involuntary liquidation, dissolution or winding up of Doral Financial, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Mellon Shareholder Services LLC. The common stock is traded on the Nasdaq National Market System under the symbol "Dorl".

PREFERRED STOCK

     The general terms of Doral Financial's preferred stock are described above under "DESCRIPTION OF PREFERRED STOCK." As of the date of this prospectus, Doral Financial had outstanding two series of serial preferred described below.

                        NUMBER OF     ANNUAL     LIQUIDATION                               CONVERSION       GENERAL
                         SHARES      DIVIDEND    PREFERENCE             DATE FIRST             OR           VOTING
   TITLE OF SERIES     OUTSTANDING   RATE(1)    PER SHARE(2)          REDEEMABLE(3)      EXCHANGE RIGHTS   RIGHTS(4)
   ---------------     -----------   --------   -------------       ------------------   ---------------   ---------
7% Non-cumulative       1,495,000         7%         $50             February 28, 2004        None            No
Monthly Income
Preferred Stock,
Series A (the "7%
Preferred Stock")
8.35% Non-cumulative    2,000,000      8.35%         $25            September 30, 2005        None            No
Monthly Income
Preferred Stock,
Series B (the "8.35%
Preferred Stock")

---------------

(1) Based on a percentage of the applicable liquidation preference per share.
(2) See "Liquidation Rights" below for additional information.
(3) See "Redemption" below for additional information.
(4) See "Voting Rights" below for additional information.

     Dividend Rights and Limitations. The holders of the shares of 7% Preferred Stock and the 8.35% Preferred Stock are entitled to receive noncumulative cash dividends when, as and if declared by the Board of Directors, at their respective annual dividend rates payable monthly. The holders of the 7% Preferred Stock and the 8.35% Preferred Stock are entitled to receive such dividends prior to any payment of dividends or distribution of assets to holders of the common stock and to any other class of capital stock ranking junior to the 7% Preferred Stock or the 8.35% Preferred Stock with respect to the payment of dividends.

     Liquidation Rights. Upon the liquidation, dissolution or winding up of Doral Financial, whether voluntary or involuntary, the holders of the 7% Preferred Stock and the 8.35% Preferred Stock are entitled to receive out of the assets of Doral Financial an amount in cash equal to their liquidation preference per share plus accrued and unpaid dividends thereon for the current monthly dividend period to the date of the distribution. This distribution must be made before any payment may be made to the holders of common stock or any other securities of Doral Financial ranking junior to the 7% Preferred Stock or the 8.35% Preferred Stock as to the distribution of assets upon liquidation. No distribution of this type or payment on account of liquidation, dissolution or winding up of Doral Financial may be made to the holders of the shares of any class or series of stock ranking on a parity with the 7% Preferred Stock or the 8.35% Preferred Stock as to the distribution of assets upon liquidation, unless the holders of the 7% Preferred Stock or the 8.35% Preferred Stock receive like amounts ratably in accordance with the full distributive amounts which they and the holders of parity stock are respectively entitled to receive upon this preferential distribution.

     After the payment to the holders of the 7% Preferred Stock and the 8.35% Preferred Stock of the full preferential amounts provided for above, the holders of such shares will have no right or claim to any of the remaining assets of Doral Financial.

     Redemption. The 7% Preferred Stock is subject to redemption in whole or in part, at the option of Doral Financial with the consent of the Federal Reserve on or after February 28, 2004 and prior to February 27, 2005, at a price of $51 per share and after this period at redemption prices declining to a price of $50 per share on or after February 28, 2006.

     The 8.35% Preferred Stock is subject to redemption in whole or in part, at the option of Doral Financial with the consent of the Federal Reserve commencing on or after September 30, 2005, and prior to September 30, 2006 at a price of $25.50 per share and after this period at redemption prices declining to $25 per share on or after September 30, 2007.

     There is no mandatory redemption or sinking fund obligation with respect to either the 7% Preferred Stock or the 8.35% Preferred Stock.

     Voting Rights. The holders of shares of 7% Preferred Stock and the 8.35% Preferred Stock are not entitled to any voting rights except (1) if Doral Financial does not pay dividends in full on such series for 18 consecutive monthly dividend periods, (2) as required by law or (3) in connection with any changes of the terms or rights of the 7% Preferred Stock or the 8.35% Preferred Stock, as the case may be.

     Rank vis-a-vis Series A Preferred Stock. The 7% Preferred Stock and the 8.35% Preferred Stock have the same rank as as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up of Doral Financial.

                              PLAN OF DISTRIBUTION


     Doral Financial may sell the offered securities (1) through agents; (2) to or through underwriters or dealers; (3) directly to one or more purchasers; (4) as part of structured financing arrangements; or (5) through a combination of any of these methods of sale. Any underwriters, dealers or agents retained by Doral Financial may include Doral Securities, its broker-dealer subsidiary.


     The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

        - the name or names of any underwriters, dealers or agents;

        - the purchase price of the offered securities and the proceeds to Doral Financial from such sale;

        - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

        - the initial public offering price;

     - any discounts or concessions to be allowed or reallowed or paid to dealers; and

     - any securities exchanges on which such offered securities may be listed.

     Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

BY AGENTS

     Offered securities may be sold through agents designated by Doral Financial. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Doral Financial to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS

     If underwriters are used in the offering, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

     - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

     These transactions may be effected in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.


DIRECT SALES



     Offered securities may also be sold directly by Doral Financial. In this case, no underwriters or agents would be involved.



STRUCTURED FINANCINGS



     Offered securities may also be sold by Doral Financial as part of structured financing arrangements. Under these arrangements, non-affiliated third parties may use the proceeds of the sale of their debt obligations to purchase debt obligations of Doral Financial. The obligations of these non-affiliated parties would be secured by the debt obligations of Doral Financial and would be payable wholly or partly from amounts received on the debt obligations of Doral Financial. In these cases the offered securities may be sold to the non-affiliated purchasers directly by Doral Financial or through one or more agents designated by Doral Financial. Any purchaser and agent involved in the offer or sale of the offered securities will be named, and any commissions payable by Doral Financial to the agent will be set forth, in the prospectus supplement relating to the offering.

PARTICIPATION OF DORAL SECURITIES

     Doral Securities, the broker-dealer subsidiary of Doral Financial is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Doral Securities participates will conform with the requirements of Rule 2720 of the NASD's Conduct Rules.


GENERAL INFORMATION


     Doral Financial may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.


     Each series of offered securities, other than common stock, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that there will be a market for the offered securities.


     Underwriters, dealers and agents may engage in transactions with, or perform services for, Doral Financial or its subsidiaries in the ordinary course of their businesses.

                      WHERE YOU CAN FIND MORE INFORMATION

     Doral Financial files annual, quarterly and current reports, proxy statements and other information with the SEC. Doral Financial has also filed with the SEC a registration statement on Form S-3, to register the securities being offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about Doral Financial and the securities offered in this prospectus, you should refer to the registration statement and its exhibits.

     You may read and copy any document filed by Doral Financial with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Doral Financial files its SEC materials electronically with the SEC, so you can also review Doral Financial's filings by accessing the web site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

     The SEC allows Doral Financial to "incorporate by reference" the information it files with them, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that Doral Financial files later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Doral Financial has previously filed the following documents with the SEC and is incorporating them by reference into this prospectus:

           - Annual Report on Form 10-K for the year ended December 31, 1999;

           - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000; and

           - Current Reports on Form 8-K, dated December 22, 1999, February 4, 2000, March 28, 2000 and August 31, 2000.

     Doral Financial also incorporates by reference, from the date of the initial filing of the registration statement, all documents filed by it with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until Doral Financial sells all of the securities being offered by this prospectus.

     You may request a copy of these filings at no cost, by writing or telephoning Doral Financial at the following address:

                       Doral Financial Corporation
                       Attn.: Mario S. Levis, Executive
                              Vice President & Treasurer
                       1159 Franklin D. Roosevelt Ave.
                       San Juan, Puerto Rico 00920
                       (787) 749-7108

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Doral Financial has not authorized anyone else to provide you with different information. Doral Financial is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                 LEGAL OPINIONS

     Unless otherwise specified in the applicable prospectus supplement, Pietrantoni Mendez & Alvarez LLP, will issue an opinion about the legality of the offered securities for Doral Financial. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to Doral Financial's Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the offering all of which will be borne by the Registrant are as follows (all amounts are estimates except for the SEC Registration fee):

SEC registration fee..............................     $ 62,500
NASD Fee..........................................       20,500
Printing expenses.................................       75,000
Legal fees and expenses...........................      150,000
Accounting fees and expenses......................       70,000
Trustees and registrar's fees and expenses........       30,000
Rating Agency fees................................      225,000
Listing fees......................................       30,000
Miscellaneous.....................................       22,000
                                                       --------
     Total........................................     $685,000
                                                       --------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) Article 1.02(B)(6) of the Puerto Rico General Corporation Act (the "PR GCA") provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty of care. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability or equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Article Seventh of Doral Financial's Restated Certificate of Incorporation contains such a provision.

         (b) Article 4.09 of the PR GCA authorizes Puerto Rico corporations to indemnify their officers and directors against liabilities arising out of pending or threatened actions, suits or proceedings to which they are or may be made parties by reason of being directors or officers. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any by-law, agreement, vote of stockholders or otherwise. The Restated Certificate of Incorporation of Doral Financial provides that Doral Financial shall indemnify its directors, officers and employees to the fullest extent permitted by law. Doral Financial also maintains directors' and officers' liability insurance on behalf of its directors and officers.

         (c) Section 1 of Article IX of Doral Financial's By-laws (the "By-laws") provides that Doral Financial shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Doral Financial) by reason of the fact that he is or was a director, officer, employee or agent of Doral Financial or is or was serving at the request of Doral Financial as a director, officer, employer or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Doral Financial, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 2 of Article IX of the By-laws provides that Doral Financial shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Doral Financial to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards set forth in the preceding paragraph, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Doral Financial unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 3 of Article IX of the By-laws provides that to the extent a director or officer of Doral Financial has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections 1 and 2 of Article IX of the By-laws or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5 of Article IX of the By-laws provides that Doral Financial shall pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Doral Financial must make such advanced payments if it receives an undertaking by or on behalf of any person covered by Section 1 of Article IX of the By-laws to repay such amounts, if it is ultimately determined that he is not entitled to be indemnified by Doral Financial as authorized in Article IX of the By-laws.

         Section 6 and 7 of Article IX of the By-laws provide that indemnification provided for by Sections 1 and 2 of Article IX of the By-laws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that Doral Financial may purchase and maintain insurance on behalf of a director or officer of Doral Financial against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not Doral Financial would have the power to indemnify him against such liabilities under such Sections 1 and 2 of Article IX of the By-laws.

ITEM 16. LIST OF EXHIBITS

         1.1**     Form of Underwriting Agreement.

         4.1       Senior Indenture. (Incorporated by reference from
                   Registration Statement No. 333-76259.)

         4.2       Form of Senior Note. (Incorporated by reference from
                   Registration Statement No. 333-76259.)

         4.3       Subordinated Indenture. (Incorporated by reference from
                   Registration Statement No. 333-76259.)

         4.4       Form of Subordinated Note (Incorporated by reference from
                   Registration Statement No. 333-76259.)

         4.5** Form of Certificate of Designations, Preferences and Rights of Preferred Stock.

         4.5      Form of Common Stock Certificate (incorporated by reference to
                  Exhibit Number 4.1 of Doral Financial's Quarterly Report on
                  Form 10-Q for the quarter ended September 30, 1998.

         4.6**    Form Preferred Stock Certificate.

         4.7 Certificate of Incorporation of Doral Financial as currently in effect (incorporated by reference to Exhibit Number 3.1(c) of Doral Financial's Annual Report on Form 10-K for the year ended December 31, 1998)

         4.8      By-laws of Doral Financial, as amended as of October 19, 1998
                  (incorporated by reference to Exhibit Number 3.2 of Doral
                  Financial's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998

         5.1* Opinion of Pietrantoni Mendez & Alvarez LLP regarding legality of the Offered Securities.

         12.1*    Statement of Computation of Ratios of Earnings to Fixed
                  Charges and Earnings to Fixed Changes.

         12.2*    Statement of Computation of Ratios of Earnings to Fixed
                  Charges and Preferred Stock Dividends.

         23.1*    Consent of Pietrantoni Mendez & Alvarez LLP (included in
                  Exhibit 5.1).

         23.2*    Consent of PricewaterhouseCoopers LLP.

         24.1*    Powers of Attorney (included at page II-5).

         25.1*    Statement of Eligibility of Senior Trustee on Form T-1.

         25.2*    Statement of Eligibility of Subordinated Trustee on
                  Form T-1.

---------------


*    Previously filed.


**   To be incorporated by reference from a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i)      To include any prospectus required by Section 10(a)
         (3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (d) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the senior debt trustee and subordinated debt trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan, Puerto Rico, on the 27th of February, 2001.


                          DORAL FINANCIAL CORPORATION



                          By:  /s/             Richard F. Bonini
                             ---------------------------------------------------
                                               Richard F. Bonini
                             Senior Executive Vice President and Chief Financial
                             Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                                           TITLE                                       DATE
              ---------                                           -----                                       ----

  /s/              *                                    Chairman of the Board and                       February 27, 2001
----------------------------------                       Chief Executive Officer
      Salomon Levis

  /s/ Richard F. Bonini                                   Senior Executive Vice                         February 27, 2001
----------------------------------                 President, Chief Financial Officer
      Richard F. Bonini                                       and Director

  /s/              *                                       Vice President and                           February 27, 2001
----------------------------------                      Chief Accounting Officer
      Ricardo Melendez

  /s/              *                                            Director                                February 27, 2001
----------------------------------
      A. Brean Murray

  /s/              *                                            Director                                February 27, 2001
----------------------------------
      Edgar M. Cullman, Jr.

  /s/              *                                            Director                                February 27, 2001
----------------------------------
      John L. Ernst

  /s/              *                                            Director                                February 27, 2001
----------------------------------
      Efraim M. Kier

  /s/              *                                            Director                                February 27, 2001
----------------------------------
      Zoila Levis

  /s/              *                                            Director                                February 27, 2001
----------------------------------
      Harold D. Vicente

*/s/    Richard F. Bonini
----------------------------------
        Richard F. Bonini
     as attorney-in-fact for
  each of the persons indicated